Exhibit 99.1

Service Corporation International Completes Offering of $800 Million of Senior Notes

HOUSTON, Texas, September 17, 2024 — Service Corporation International (NYSE: SCI) (the “Company”) announced today that it has successfully completed its previously announced public offering of $800 million aggregate principal amount of 5.750% Senior Notes due 2032. The offering was made by means of an underwritten public offering pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).

The Company will use the net proceeds from the offering to repay the outstanding loans under its revolving credit facility and pay related fees, interest and expenses.

Wells Fargo Securities acted as the lead joint book-running manager for the offering.

This press release does not constitute an offer to sell or purchase, nor the solicitation of an offer to buy or an offer to sell, the securities described herein, nor shall there be any sale of securities in any state in which such offer, solicitation, purchase or sale would be unlawful. The notes were offered only by means of a prospectus supplement and accompanying base prospectus.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe”, “estimate”, “project”, “expect”, “anticipate”, or “predict” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual consolidated results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. These factors include, among others, the following: our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control; we may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow; our ability to execute our strategic plan depends on many factors, some of which are beyond our control; we may be adversely affected by the effects of inflation; our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises; our credit agreements contain covenants that may prevent us from engaging in certain transactions; if we lose the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds; increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service; the financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue; unfavorable publicity could affect our reputation and business; our failure to attract and retain qualified sales personnel could have an adverse effect on our business and financial condition; we use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks, therefore, we could be exposed to unexpected costs that could negatively affect our financial performance; declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets; any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow; our Canadian business exposes us to operational, economic, and currency risks; our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness; a failure of a key information technology system or process could disrupt and adversely affect our business; the funeral and cemetery industry is competitive; if the number of deaths in our markets declines, our cash flows and revenue may decrease; changes in the number of deaths are not predictable from market to market or over the short term; if we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease; the continuing upward trend in life expectancy and the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows; our funeral and cemetery businesses are high fixed-cost businesses; risks associated with our supply chain could materially adversely affect our financial performance; regulation and compliance could have a material adverse impact on our financial results; unfavorable results of litigation could have a material adverse impact on our financial statements; cemetery burial practice claims could have a material adverse impact on our financial results; the application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results; changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows; and other factors identified in our reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For further information on these and other risks and uncertainties, see our SEC filings, including our 2023 Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events, or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 600,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At June 30, 2024, we owned and operated 1,490 funeral service locations and 492 cemeteries (of which 306 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com

Investors:	Allie O’Connor - Assistant Vice President / Investor Relations	(713) 525-9156
	Trey Bocage - Director / Investor Relations	(713) 525-3454
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468